SECOND AMENDED AND RESTATED
                              CREDIT AGREEMENT


                                   between


                           PRECISION STANDARD INC.


                                     and


                       BANK OF AMERICA NATIONAL TRUST
                           AND SAVINGS ASSOCIATION


                    entered into as of December 31, 1996




                              TABLE OF CONTENTS

                                                                       PAGE

ARTICLE I
DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     1.01 Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . .  1
     1.02 Other Definitional Provisions. . . . . . . . . . . . . . . . . 10

ARTICLE II
THE TERM CREDIT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     2.01 The Term Loan. . . . . . . . . . . . . . . . . . . . . . . . . 10
     2.02 Term Note. . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     2.03 Scheduled Repayments of Term Loan. . . . . . . . . . . . . . . 11
     2.04 Mandatory Prepayments of Term Loan . . . . . . . . . . . . . . 11
     2.05 Optional Prepayments . . . . . . . . . . . . . . . . . . . . . 11
     2.06 Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

ARTICLE III
THE REVOLVING LOAN . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     3.01 Payment in Full. . . . . . . . . . . . . . . . . . . . . . . . 12
     3.02 Interest Payment; Forgiveness. . . . . . . . . . . . . . . . . 12

ARTICLE IV
PAYMENTS; TAXES; CHANGES IN CIRCUMSTANCES. . . . . . . . . . . . . . . . 13
     4.01 Computation of Interest. . . . . . . . . . . . . . . . . . . . 13
     4.02 Payments by the Company. . . . . . . . . . . . . . . . . . . . 13
     4.03 Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     4.04 Increased Cost and Reduced Return. . . . . . . . . . . . . . . 14
     4.05 Certificates of Lender . . . . . . . . . . . . . . . . . . . . 15

ARTICLE V
REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . 15
     5.01 Corporate Existence and Power. . . . . . . . . . . . . . . . . 15
     5.02 Corporate Authorization; No Contravention. . . . . . . . . . . 16
     5.03 Governmental Authorization . . . . . . . . . . . . . . . . . . 16
     5.04 Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . 16
     5.05 No Legal Bar . . . . . . . . . . . . . . . . . . . . . . . . . 16
     5.06 Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     5.07 No Default . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     5.08 ERISA Compliance . . . . . . . . . . . . . . . . . . . . . . . 17
     5.09 Use of Proceeds; Margin Regulations. . . . . . . . . . . . . . 19
     5.10 Title to Properties. . . . . . . . . . . . . . . . . . . . . . 19
     5.11 Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     5.12 Financial Condition. . . . . . . . . . . . . . . . . . . . . . 19
     5.13 Environmental Matters. . . . . . . . . . . . . . . . . . . . . 20
     5.14 Collateral Agreements. . . . . . . . . . . . . . . . . . . . . 20
     5.15 Investment Company . . . . . . . . . . . . . . . . . . . . . . 21
     5.16 Full Disclosure. . . . . . . . . . . . . . . . . . . . . . . . 21
     5.17 Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . 21
     5.18 No Burdensome Restrictions . . . . . . . . . . . . . . . . . . 21
     5.19 Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     5.20 Labor Relations. . . . . . . . . . . . . . . . . . . . . . . . 21
     5.21 Copyrights, Patents, Trademarks and Licenses,
          Supplemental Type Certificates issued by the
          FAA and Parts Manufacturing Authorizations, etc. . . . . . . . 22
     5.22 Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . 22

ARTICLE VI
CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     6.01 Conditions of Closing. . . . . . . . . . . . . . . . . . . . . 22

ARTICLE VII
AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . 24
     7.01 Financial Statements . . . . . . . . . . . . . . . . . . . . . 24
     7.02 Certificates; Other Information. . . . . . . . . . . . . . . . 25
     7.03 Preservation of Corporate Existence. . . . . . . . . . . . . . 26
     7.04 Maintenance of Property. . . . . . . . . . . . . . . . . . . . 27
     7.05 Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     7.06 Payment of Obligations . . . . . . . . . . . . . . . . . . . . 27
     7.07 Compliance with Laws . . . . . . . . . . . . . . . . . . . . . 28
     7.08 Inspection of Property and Books and Records . . . . . . . . . 28
     7.09 Hazardous Materials. . . . . . . . . . . . . . . . . . . . . . 28
     7.10 Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     7.11 Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     7.12 Accounting Changes . . . . . . . . . . . . . . . . . . . . . . 30
     7.13 Further Assurances . . . . . . . . . . . . . . . . . . . . . . 30
     7.14 Compliance with Assignment of Claims Act . . . . . . . . . . . 31

ARTICLE VIII
NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     8.01 Limitation on Liens. . . . . . . . . . . . . . . . . . . . . . 31
     8.02 Disposition of Assets. . . . . . . . . . . . . . . . . . . . . 33
     8.03 Consolidations and Mergers . . . . . . . . . . . . . . . . . . 33
     8.04 Acquisitions and Investments . . . . . . . . . . . . . . . . . 34
     8.05 Limitation on Indebtedness . . . . . . . . . . . . . . . . . . 34
     8.06 Transactions with Affiliates . . . . . . . . . . . . . . . . . 34
     8.07 Contingent Obligations . . . . . . . . . . . . . . . . . . . . 35
     8.08 Compliance with ERISA. . . . . . . . . . . . . . . . . . . . . 35
     8.09 Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . 36
     8.10 Lease Obligations. . . . . . . . . . . . . . . . . . . . . . . 36
     8.11 Restricted Payments. . . . . . . . . . . . . . . . . . . . . . 37
     8.12 Subordinated Debt. . . . . . . . . . . . . . . . . . . . . . . 37
     8.13 Capital Expenditures . . . . . . . . . . . . . . . . . . . . . 37
     8.14 Consolidated Tangible Net Worth. . . . . . . . . . . . . . . . 38
     8.15 Fixed Charge Coverage Ratio. . . . . . . . . . . . . . . . . . 38
     8.16 Change in Business . . . . . . . . . . . . . . . . . . . . . . 39
     8.17 Tax Election . . . . . . . . . . . . . . . . . . . . . . . . . 39

ARTICLE IX
EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     9.01 Events of Default. . . . . . . . . . . . . . . . . . . . . . . 39
     9.02 Rights Not Exclusive . . . . . . . . . . . . . . . . . . . . . 43

ARTICLE X
MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     10.01     Amendments and Waivers. . . . . . . . . . . . . . . . . . 43
     10.02     Notices . . . . . . . . . . . . . . . . . . . . . . . . . 43
     10.03     No Waiver; Cumulative Remedies. . . . . . . . . . . . . . 44
     10.04     Costs and Expenses. . . . . . . . . . . . . . . . . . . . 44
     10.05     Indemnity . . . . . . . . . . . . . . . . . . . . . . . . 44
     10.06     Successors and Assigns. . . . . . . . . . . . . . . . . . 45
     10.07     Confidentiality . . . . . . . . . . . . . . . . . . . . . 46
     10.08     Set-off . . . . . . . . . . . . . . . . . . . . . . . . . 46
     10.09     Counterparts; Effective Date. . . . . . . . . . . . . . . 46
     10.10     Severability. . . . . . . . . . . . . . . . . . . . . . . 47
     10.11     Governing Law . . . . . . . . . . . . . . . . . . . . . . 47


                         SECOND AMENDED AND RESTATED
                              CREDIT AGREEMENT


          This SECOND AMENDED AND RESTATED CREDIT AGREEMENT (the
"Agreement") is entered into as of December 31, 1996, between PRECISION STANDARD INC. a Colorado corporation (the "Company") and Bank of America National Trust and Savings Association (the "Lender").

          WHEREAS, the Company and the Lender (both in its capacity as Lender and as an agent for members of a syndicate which was never formed) are parties to a Credit Agreement dated as of September 9, 1988, an Amended and Restated Credit Agreement dated as of November 30, 1988, a First Amendment dated as of June 14, 1989, a Second Amendment and Waiver dated as of March 31, 1991, a Third Amendment and Waiver dated as of December 5, 1991, a Fourth Amendment and Waiver dated as of April 28, 1992, a Fifth Amendment and Waiver dated as of December 31, 1993, a Sixth Amendment and Waiver dated as of March 31, 1995, a Seventh Amendment and Limited Forbearance Agreement dated as of September 30, 1995 and an Eighth Amendment dated as of April 12, 1996 (as amended, the "Existing Agreement"); and

          WHEREAS, the parties hereto wish to further amend the Existing Agreement and to restate the Existing Agreement in its entirety, upon the terms and provisions and subject to the conditions hereinafter set forth;

          NOW, THEREFORE, the parties hereto hereby agree as follows:

                                  ARTICLE I

                                 DEFINITIONS

          1.01 DEFINED TERMS. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "ADDITIONAL ADJUSTMENT PROCEEDS" means any payment, reimbursement or other proceeds received by the Company or any Affiliate thereof after October 21, 1996 relating to services rendered, or materials provided, on aircraft redelivered under the KC-135 contract prior to September 30, 1996 exceeding $25,000,000.

          "ADVANCE" means an extension of credit by Lender to the Company pursuant to the Revolving Commitment of the Lender in the Existing Agreement.

          "AFFILIATE" means as to any Person, any other Person (other than Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person. A Person shall be deemed to control another Person if such controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Any director, executive officer or beneficial owner of five percent (5%) or more of the equity of a Person shall for the purposes of this Agreement, be deemed an Affiliate of such Person. Notwithstanding the foregoing, under no circumstances shall the Lender be deemed to be an Affiliate of the Company or any Subsidiary of the Company.

          "AGREEMENT" means this Second Amended and Restated Credit Agreement, as amended, supplemented or modified from time to time.

          "AMENDED WARRANT" means a warrant in the form of Exhibit A hereto.

          "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close.

          "CAPITAL EXPENDITURES" means for any period and with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing of fixed or capital assets or additions to equipment (including, but not limited to, replacements, capitalized repairs and improvements during such period) which should be capitalized under generally accepted accounting principles on a consolidated balance sheet of such Person and its Subsidiaries, LESS net proceeds from sales of fixed or capital assets received by such Person or any of its Subsidiaries during such period. For the purpose of this definition, the purchase price of equipment which is purchased simultaneously with the trade-in of existing equipment owned by such Person or any of its Subsidiaries or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for such equipment being traded in at such time, or the amount of such proceeds, as the case may be.

          "CASH EQUIVALENTS" means

          (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof having maturities of not more than six (6) months from the date of acquisition; and

          (b) certificates of deposit, time deposits, Eurodollar time deposits, bankers' acceptances having maturities not more than six
     (6) months from the date of acquisition issued by any Lender or by any U.S. commercial bank having combined capital and surplus of not less than One Hundred Million dollars ($100,000,000);

          (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service Inc. and in either case maturing within six (6) months after the date of acquisition.

          "CASH FLOW" means, for any period, (a) EBITDA for such period PLUS (b) any decrease in consolidated working capital of the Company and its Subsidiaries during such period LESS (c) the sum of (i) Capital Expenditures actually made by the Company and its Subsidiaries; (ii) any increase in consolidated working capital of the Company and its Subsidiaries during such period; and (iii) taxes paid in cash during such period by the Company and its Subsidiaries; PROVIDED, HOWEVER, that for the purposes of this definition consolidated working capital shall be computed without giving effect to "estimated losses on contracts in progress" set forth in the Company's balance sheet under the heading "current liabilities".

          "CLOSING DATE" means the date the conditions described in
Article VI hereof are fully satisfied.

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

          "COLLATERAL" means all property and interests in property and proceeds thereof now owned or hereafter acquired by the Company or any Guarantor and their respective Subsidiaries in or upon which a security interest, lien or mortgage is granted to the Lender whether under this Agreement or under any other documents, instruments or writings executed by any such persons and delivered to the Lender.

          "COLLATERAL DOCUMENTS" means, collectively, the Company Security Agreement, the Subsidiary Security Agreement, the Hayes Guaranty, the Subsidiary Guaranty and the Pledge Agreements.

          "COMPANY SECURITY AGREEMENT" means the pledge of assets by the Company securing the obligations of the Company hereunder.

          "COMPANY STOCK PLEDGE AGREEMENT" means the pledge of shares by the Company securing the obligations of the Company hereunder.

          "CONSOLIDATED NET INTEREST EXPENSE" means, for any period, gross consolidated interest expense for such period determined in conformity with GAAP (adjusted to eliminate the effect, if any, on interest expense of the redemption provisions of the Amended Warrant) and capitalized lease expense, PLUS (a) the portion of the upfront costs for Interest Rate Contracts (to the extent not included in gross interest expense) fairly allocated to such Interest Rate Contracts as expenses for such period, LESS (b) interest income for such period and cash payments received, in such period pursuant to any Interest Rate Contracts.

          "CONTINGENT OBLIGATION" means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "PRIMARY OBLIGATIONS") of another Person (the "PRIMARY OBLIGOR"), including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation of (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

          "CONTRACTUAL OBLIGATIONS" means as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

          "DEFAULT" means any of the events specified in Article IX, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "DOL" means the United States Department of Labor.

          "DOLLARS" and "$" means dollars in lawful currency of the United States of America.

          "EBITDA" means, for any period, the sum of (a) the consolidated net income of the Company and its Subsidiaries (before income taxes) for such period, as determined in accordance with generally accepted accounting principles; (b) the amount of Consolidated Net Interest Expense; (c) all amounts treated as expenses for depreciation; (d) all amounts of amortization of fees and intangibles; and (e) the amount of non-cash charges; less (x) the amount of non-operating cash income for such period; and (y) non-cash income credits.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and any regulation promulgated thereunder.

          "ERISA AFFILIATE" means all trades or businesses (whether or not incorporated) under common control with the Company and which, together with the Company, are treated as a single employer under Section 414(b), 414(c) or 414(m) of the Code.

          "ERISA EVENT" means as to the Company or any ERISA Affiliate (a) a Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations); or (b) the withdrawal of the Company or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; or (c) the filing of a notice of intent to terminate a Plan, if such Plan is underfunded, or the treatment of a Plan amendment as a termination under Section 4041 of ERISA; or (d) the institution of proceedings to terminate a Plan by the PBGC; or (e) the imposition of a lien under Section 412 of the Code or Section 302 of ERISA; or (f) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or to result in the imposition of any liability under Title IV of ERISA other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

          "EVENT OF DEFAULT" means any of the events specified in Article IX, PROVIDED, HOWEVER, that any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act has been satisfied.

          "FAA" means the Federal Aviation Administration, or any successor agency.

          "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System or any successor thereof.

          "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time.

          "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any central bank thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "HAYES" means Pemco Aeroplex Corporation (formerly known as Hayes International Corporation), or any successor corporation.

          "HAYES GUARANTY" means the guaranty securing the obligations of the Company executed by Hayes.

          "HAZARDOUS MATERIALS" means those substances which are regulated by or form the basis of liability under any Hazardous Materials Laws.

          "HAZARDOUS MATERIALS CLAIM" has the meaning set forth in Section
7.10.

          "HAZARDOUS MATERIALS LAWS" means the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery, Act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 1251 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), as such laws have been amended or supplemented and any analogous future federal, or present or future state or local, statutes and the regulations promulgated thereunder.

          "INDEBTEDNESS" means as applied to any Person, (a) all obligations of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all obligations to pay for the deferred purchase price of property or services except trade accounts payable and accrued liabilities arising in the ordinary course of business; (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (e) all obligations under leases which have been or should be, in accordance with GAAP, recorded as capital leases; and (f) all indebtedness secured by any Lien or any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person.

          "INTEREST PAYMENT DATE" means the last day of each calendar month.

          "INTEREST RATE CONTRACTS" means interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate insurance, and other agreements or arrangements designed to provide protection against fluctuations in interest rates.

          "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge of deposit arrangement, encumbrance, lien (statutory of other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capitalized lease obligation, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or comparable law of any jurisdiction).

          "LOAN DOCUMENTS" means this Agreement, the Note, the Warrant and the Collateral Documents.

          "MARGIN STOCK" means "margin stock" as such term is defined in Regulation G, T, U or X of the Federal Reserve Board.

          "MATURITY DATE" means January 31, 1998.

          "MULTIEMPLOYER PLAN" means, at any time, a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Company or any ERISA Affiliate is making, or is obligated to make contributions or has made, or been obligated to make, contributions.

          "NET PROCEEDS" means proceeds in cash or Cash Equivalents as and when received by the Person making a sale (the "Seller") from the sale to any Person of any asset outside of the ordinary course of business (including, without limitation, the sale of any division, plant, warehouse, stock of subsidiary of the Company or other real estate or interest in real estate), net of the direct costs relating to such sale, taxes paid or payable as a result thereof and amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien on the asset which is the subject of such sale. Net Proceeds shall also include proceeds of insurance paid on account of loss or damage to any property and condemnation awards (or payments made in lieu thereof) by reason of, or in anticipation of, a permanent taking of any property pursuant to condemnation proceedings or by the exercise of the right of eminent domain or by conveyance in lieu of condemnation but only if the insurance proceeds or condemnation awards (or payments in lieu thereof) exceed Five Hundred Thousand dollars ($500,000) in any such instance and, in any event, net of (i) all money actually applied to repair or reconstruct the damaged property or property affected by the condemnation or taking, (ii) all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments and (iii) any amounts retained by or paid to parties having rights to such proceeds, awards or other payments superior to the rights of the Seller.

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "PERSON" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture of Governmental Authority.

          "PLAN" means, with respect to the Company or any ERISA
Affiliate, at any time, an employee pension benefit plan as defined in
Section 3(2) of ERISA (including a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is maintained for employees of the Company or any ERISA Affiliate.

          "PLEDGE AGREEMENTS" means (i) the Company Stock Pledge Agreement and (ii) the Subsidiary Stock Pledge Agreement.

          "PLEDGED SHARES" has the meaning given to such term in the Pledge Agreements.

          "PLEDGORS" means the Company, Hayes Holdings I Inc., Hayes Holdings II Inc., and Hayes.

          "REFERENCE RATE" means the rate of interest publicly announced from time to time by the Lender in San Francisco, California, as its reference rate. It is a rate set by the Lender based upon various factors including Lender's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the reference rate announced by the Lender shall take effect at the opening of business on the day specified in the public announcement of such change.

          "REQUIREMENT OF LAW" means as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "RESPONSIBLE OFFICER" means the Chief Executive officer or the President of the Company or, with respect to financial matters, the Chief Financial Officer or the Treasurer of the Company.

          "REVOLVING COMMITMENT" means the former commitment of the Lender to make Advances pursuant to Article III of the Existing Agreement.

          "SENIOR DEBT" means, at a particular date, the aggregate outstanding principal amount of all Indebtedness of the Company and its consolidated Subsidiaries including any extensions, renewals or replacements thereof, other than the Subordinated Note.

          "SENIOR SUBORDINATED LOAN AGREEMENT" means the Second Amended and Restated Senior Subordinated Loan Agreement dated of even date herewith between the Company and the Lender.

          "SOLVENT" means, with respect to any Person, that the fair saleable value of the property of such Person is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and does not have unreasonably small capital. In computing the amount of contingent or liquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "SUBORDINATED NOTE" means the promissory note of the Company evidencing the indebtedness of the Company incurred pursuant to the Senior Subordinated Loan Agreement.

          "SUBSIDIARY" means as to any Person, (i) a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person and (ii) any partnership of which such Person or any Subsidiary is a general partner or any partnership more than 50% of the equity interests of which are owned, directly or indirectly, by such Person or by one or more other Subsidiaries, or by such Person and one or more other Subsidiaries. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

          "SUBSIDIARY GUARANTY" means the guaranty securing the obligations of the Company to the Lender executed by Hayes Holdings I Inc., Hayes Holdings II Inc., Space Vector Corporation and Air
International Incorporated.

          "SUBSIDIARY PLEDGE AGREEMENT" means the pledge of Hays Holdings I Inc., Hayes Holding II Inc., and Hayes securing the obligations hereunder of Hayes Holdings I Inc., Hayes Holding II Inc., and Hayes under the Subsidiary Guaranty and the Hayes Guaranty.

          "SUBSIDIARY SECURITY AGREEMENT" means the security agreement securing the obligations of Hayes Holdings I Inc., Hayes Holdings II Inc., Hayes, Space Vector Corporation and Air International Incorporated under the Subsidiary Guaranty and the Hayes Guaranty.

          "TANGIBLE NET WORTH" means shareholders' equity as determined in accordance with GAAP, less goodwill, patents, unamortized organizational expenses, unamortized debt discount and any other intangible assets.

          "TERM LOAN" means the term credit outstanding under the Existing Agreement.

          "TERM NOTE" means an Amended and Restated Promissory Note of the Company payable to the order of Lender, in substantially the form of Exhibit D hereto.

          1.02      OTHER DEFINITIONAL PROVISIONS.

          (a) Unless otherwise specified herein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

          (b) All accounting terms not expressly defined herein shall be construed, except where the context otherwise requires, and all financial computations required under this Agreement shall be made, in accordance with GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, schedule and exhibit references are to this Agreement unless otherwise specified. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms.

          (d) In the event that GAAP changes during the term of this Agreement from GAAP as in effect on the date hereof such that the covenants contained in Article VIII would then be calculated in a different manner or have a different effect, (a) the Company and the Agent agree to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating the Company's financial condition to substantially the same criteria as were effective prior to such change in GAAP and (b) the Company shall be deemed to be in compliance with the covenants contained in Article VII during the sixty
(60) day period following any change in GAAP coming to the attention of the Chief Financial Officer of the Company if and to the extent that the Company would have been in compliance therewith under GAAP as in effect immediately prior to such change.


                                 ARTICLE II

                               THE TERM CREDIT

          2.01 THE TERM LOAN. On the date hereof the unpaid principal balance of the Term Loan (including any capitalized deferred interest) is $5,007,799. On or before the Closing Date, the Company shall make an additional principal payment on the Term Loan of not less than the Additional Adjustment Proceeds, if any.

          2.02 TERM NOTE. The Term Loan is evidenced by the Term Note with an initial principal amount equal to $5,007,799. The Lender shall endorse on the schedule annexed to the Term Note the date and amount of each payment of principal made by the Company with respect thereto.
The Lender is irrevocably authorized by the Company to so endorse such schedule and such record shall be conclusive absent manifest error; provided, however, that the failure of Lender to make, or an error in making, a notation thereon with respect to any payment shall not limit or otherwise affect the obligations of the Company hereunder or under the Term Note.

          2.03 SCHEDULED REPAYMENTS OF TERM LOAN. The Company shall make interim principal installment payments of $100,000 on the last day of each month, commencing on July 31, 1997. Any remaining unpaid principal balance of the Term Loan shall be due and payable in full on the Maturity Date.

          2.04      MANDATORY PREPAYMENTS OF TERM LOAN.

          (a) If prior to the Maturity Date, the Company shall at any time or from time to time agree to sell, assign, lease or transfer or otherwise dispose of assets in a transaction permitted under Section 8.02 or, if not so permitted, as to which the Lender shall have consented in writing (each such transaction, a "disposition"), or shall receive proceeds of insurance paid on account of loss or damage to any property or condemnation awards, the Company shall promptly notify the Lender of such proposed disposition or receipt of proceeds or award (including the amount of the estimated Net Proceeds to be received by the Company in respect thereof). After the Subordinated Note has been repaid in full, the Company shall use 85% of all such remaining monies to prepay the principal of the Term Loan. Any such prepayments shall be applied to the most remote principal installments to become due.

          Notwithstanding the foregoing, the Company may retain the proceeds of insurance resulting from property damage or casualty losses, provided that the Company uses the proceeds to repair and/or replace any damaged property.

          (b) If Additional Adjustment Proceeds are received by the Company after the Closing Date, the Company shall within one (1) Business Day of receipt prepay the Term Loan in an amount equal to one hundred percent (100%) of such Additional Adjustment Proceeds. Any such prepayment shall be applied to the most remote principal installment to become due.

          2.05 OPTIONAL PREPAYMENTS. The Company may prepay the Term Loan in whole or in part in amounts of Five Hundred Thousand dollars ($500,000) or any larger multiple of One Hundred Thousand ($100,000).
Each such prepayment shall be accompanied by payment of accrued interest on the amount prepaid. Any such prepayments shall be applied to the most remote principal installments to become due.

          2.06      INTEREST.

          (a) On the Closing Date, any interest accrued on the Term Loan after April 30, 1996 and prior to October 1, 1996 and not previously paid shall be forgiven. Any interest accrued on the Term Loan on and after October 1, 1996 shall be paid in full on the Closing Date.

          (b) Subject to subsection (d) below, the Term Loan shall bear interest on the outstanding principal amount thereof until it becomes due, at a rate per annum equal to the Reference Rate plus one and three-quarters percentage points (1-3/4%).

          (c) Interest on each Loan shall be payable in arrears on the last Business Day of each month. Interest shall also be payable on the date of any prepayment pursuant to Sections 2.04 and 2.05 for the portion of the Term Loan so prepaid and upon payment (including prepayment) in full thereof and, after the occurrence and during the continuance of any Event of Default, interest shall be payable on demand.

          (d) During the period between (a) the stated due date for payment of any amount under this Agreement or the date of acceleration of any amount pursuant to Section 9.01 which the Company fails to pay on such due date or date of acceleration, and (b) the date on which such amount is paid in full, the Company shall, to the extent permitted by applicable law, pay interest on demand on such unpaid amount at a rate per annum equal to the sum of the Reference Rate plus three and three quarters percentage points (3-3/4%).


                                 ARTICLE III

                             THE REVOLVING LOAN

          3.01 PAYMENT IN FULL. The unpaid principal balance of the Advances made pursuant to the Revolving Commitment in the Existing Agreement was paid in full on October 25, 1996. Any commitment by the Lender to make additional Advances has previously terminated.

          3.02 INTEREST PAYMENT; FORGIVENESS. On the Closing Date, any interest accrued on the Advances after April 30, 1996 and prior to October 1, 1996 and not previously paid is hereby forgiven. Any interest accrued on the Advances on and after October 1, 1996 shall be paid in full on the Closing Date.


                                 ARTICLE IV

                  PAYMENTS; TAXES; CHANGES IN CIRCUMSTANCES

          4.01      COMPUTATION OF INTEREST.

          (a) All computations of interest payable hereunder shall be made on the basis of a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be, and actual days elapsed. Interest shall accrue during each period during which interest is computed from and including the first day thereof to but excluding the last day thereof.

          (b) Each determination of an interest rate by the Lender pursuant to any provision of this Agreement shall be conclusive and binding on the Company in the absence of manifest error.

          4.02      PAYMENTS BY THE COMPANY.

          (a) All payments (including prepayments) to be made by the Company hereunder shall be made without set-off or counterclaim and shall be made to the Lender at its office at 1850 Gateway Boulevard, Fourth Floor, Concord, California 94520, in Dollars and in immediately available funds no later than 12:00 noon (New York time). Any payment which is received by the Lender later than 12:00 noon (New York time) shall be deemed to have been received on the immediately succeeding Business Day.

          (b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

          4.03      TAXES.

          (a) Any and all payments by the Company to the Lender under this Agreement shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding such taxes (including income taxes or franchise taxes) as are imposed on or measured by the Lender's net income by the jurisdiction under the laws of which the Lender is organized or any political subdivision thereof or payable by the Company pursuant to any other provision hereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").

          (b) In addition, the Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Collateral Agreements (hereinafter referred to as "Other Taxes").

          (c) The Company will indemnify and hold harmless the Lender for the full amount of Taxes or Other Taxes (including without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.03) paid by the Lender and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days from the date the Lender makes written demand therefor. The Company shall be subrogated to the Lender's right to contest such Taxes or Other Taxes.

          (d) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to the Lender then,

               (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.03) the Lender receives an amount equal to the sum it would have received had no such deductions been made,

               (ii)      the Company shall make such deductions, and

               (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (e) Within thirty (30) days after the date of any payment by the Company of Taxes or Other Taxes, the Company will furnish to the Lender the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Lender.

          (f) The agreements and obligations of the Company contained in this Section 4.03 shall survive the payment in full of principal and interest hereunder.

          4.04 Increased Cost and Reduced Return. If the Lender shall have determined that the introduction of any applicable law, rule or regulation regarding capital adequacy, or any change therein or any change in administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or the compliance by the Lender or any corporation controlling the Lender with any request, guideline or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling such Lender and the Lender, (taking into consideration the Lender's or such corporation's policies with respect to capital adequacy and the Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of the Lender's obligation under this Agreement, then the Lender's obligations under this Agreement, upon demand of the Lender, the Company shall within fifteen (15) days of such demand pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase.

          4.05 Certificates of Lender. The Lender shall deliver to the Company a certificate setting forth in reasonable detail the basis for computing any amount payable to the Lender under this Article and such certificate shall be conclusive and binding on the Company in the absence of manifest error.


                                  ARTICLE V

                       REPRESENTATIONS AND WARRANTIES

          The Company hereby represents and warrants to the Lender that, as of the Closing Date:

          5.01 CORPORATE EXISTENCE AND POWER. The Company and each of its Subsidiaries:

          (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation,

          (b) has the corporate power and authority and all governmental licenses, authorizations, consents and approvals to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged,

          (c) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification; and

          (d) is in compliance with all Requirements of Law, except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so would not have a material adverse effect on the business, operations, properties or condition (financial or otherwise), of the Company and its Subsidiaries taken as a whole;

          5.02 CORPORATE AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Company and each of its Subsidiaries of this Agreement and any other Loan Document to which such Person a party:

          (a) are within such Person's corporate power and authority and when delivered will have been duly authorized by all necessary corporate action; and

          (b) do not contravene the terms of such Person's certificate of incorporation or By-Laws, or any amendment thereof;

          5.03 GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority other than the filing of financing statements in accordance with the Uniform Commercial Code and, as to the federal government, compliance with federal law governing the assignment of contracts with the federal government, is necessary or required in connection with the execution, delivery, performance or enforcement against the Company or any of its Subsidiaries of the Agreement, any other Loan Document or any other instrument or agreement required hereunder to be made by the Company or any of its Subsidiaries, except those already obtained, those required of municipal lessors and those required in connection with the performance of the covenants set forth in Article VII;

          5.04 BINDING EFFECT. This Agreement and each other Loan Document to which the Company or any of its Subsidiaries is a party when delivered will constitute the legal, valid and binding obligations of the Company and any of its Subsidiaries to the extent of a party thereto enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability;

          5.05 NO LEGAL BAR. The execution, delivery and performance of this Agreement and the Loan Documents will not violate any Requirement of Law or any Contractual Obligation of the Company or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any Requirement of Law. No material contract between the Company and any Governmental Authority forbids assignment and no material contract between any of its Subsidiaries and any Governmental Authority forbids assignment, to the best knowledge of the Company;

          5.06 LITIGATION. Except as disclosed in Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated at law, in equity, in arbitration or before any Governmental Authority against the Company or any of its Subsidiaries or any of their respective properties:

          (a) with respect to this Agreement or any Loan Document or any of the transactions contemplated hereby or thereby; or

          (b) which, if determined adversely to the Company or its Subsidiaries, is reasonably likely to have a material adverse effect on the assets, business or operations of the Company or which is reasonably likely to have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or any Loan Document. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery and performance of this Agreement or any Loan Document or directing that the transactions provided for herein not be consummated as herein provided;

          5.07 NO DEFAULT. No event has occurred and is continuing or would result from the incurring of obligations by the Company under this Agreement or any Loan Document which constitutes a Default or an Event of Default. Neither the Company nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could be materially adverse to the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole or which could materially adversely affect the ability of the Company to perform its obligations under this Agreement or any Loan Document;

          5.08      ERISA COMPLIANCE.

          (a) Neither the Company nor any ERISA Affiliate maintains or contributes to any Plan or Multiemployer Plan other than those listed on
Schedule 5.08. Each Plan of the Company and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA, the Code and all other applicable Federal and state laws and the rules and regulations promulgated thereunder. With respect to each Plan (other than a Multiemployer Plan) all reports required under ERISA or any other applicable law or regulation to be filed with the relevant Governmental Authority with respect to which the failure to file has any reasonable likelihood of resulting in liability of the Company or any ERISA Affiliate in excess of Two Hundred Thousand dollars ($200,000) have been duly filed, and all such reports are true and correct in all material respects as of the date given. No Plan of the Company or its ERISA Affiliates has been terminated other than any Plan as to which all liabilities have been fully paid or provided for solely from such terminated Plan's assets without the requirement of any further contributions by the Company or any ERISA Affiliate after the original date of the notice of intent to terminate given to either the Plan's Participants (or the PBGC) nor has any accumulated funding deficiency (as defined in Section 412(a) of the Code) been incurred (without regard to any waiver granted under Section 412(a) of the Code) nor has any funding waiver from the IRS been received or requested;

          (b) Neither the Company nor any of its ERISA Affiliates has failed to make any contribution or pay any amount due and owing as required by Section 412 of the Code or Section 302 of ERISA or the terms of any Plan prior to the due date under Section 412 of the Code and
Section 302 of ERISA, which amount remains due and owing. There has been no ERISA Event or any event requiring disclosure under Section 4041(c)(3)(C), 4062(f) or 4063(a) of ERISA with respect to any Plan of the Company or its ERISA Affiliates since the effective date of ERISA.

          (c) Except as set forth in Schedule 5.08, the value of the assets of each Plan (other than a Multiemployer Plan) of the Company or any ERISA Affiliate equalled or exceeded 90% of the present value of the benefit liabilities, as defined in Title IV of ERISA, of each such Plan as of the most recent valuation date of each Plan using the Plan actuarial assumptions at such date. There are no pending or threatened claims, lawsuits or actions (other than routine claims for benefits and expenses in the ordinary course) asserted or instituted against, and neither the Company nor any of its ERISA Affiliates has any knowledge of any litigation or claims against (i) the assets of any Plan or trust or against any fiduciary of a Plan (other than a Multiemployer Plan) with respect to the operation of such Plan or (ii) the assets of any employee welfare benefit plan within the meaning of Section 3(1) of ERISA or against any fiduciary thereof with respect to the operation of any such plan.

          (d) Neither the Company nor any ERISA Affiliate has engaged in any prohibited transactions, within the meaning of Section 406 of ERISA or
Section 4975 of the Code which would subject the Company or such ERISA Affiliates to any tax or penalty, provided the "amount involved" under
Section 4975 of the Code is in excess of Two Million dollars ($2,000,000). Neither the Company nor any of its ERISA Affiliates (i) has incurred or reasonably expects to incur (A) any liability under Title IV of ERISA (other than premiums due under Section 4007 of ERISA to the PBGC) or (B) any withdrawal liability (and no event has occurred which with the giving of notice under Section 4201 of ERISA, would result in such liability) under Section 4201 of ERISA as a result of a complete or partial withdrawal (within the meaning of Section 4203 or 4205 of ERISA) from a Multiemployer Plan or (C) any liability under Section 4062 of ERISA to the PBGC or to a trustee appointed under Section 4042 of ERISA, or (ii) has withdrawn from a Multiemployer Plan. Neither the Company nor any of its ERISA Affiliates nor any organization to which the Company or any of its ERISA Affiliates is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, has engaged in any transaction that could be covered by Section 4069 of ERISA; and

          (e) Except as disclosed on Schedule 5.08, neither the Company nor any ERISA Affiliate maintains or has established any welfare benefit plan within the meaning of Section 3(1) of ERISA which provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment, except as may be required by the Consolidated Budget Reconciliation Act of 1985, as amended ("COBRA") and the regulations thereunder, and at the expense of the participant or the beneficiary of the participant. The Company and each of its ERISA Affiliates that maintains a welfare benefit plan within the meaning of Section 3(1) of ERISA has complied in all material respects with the notice and continuation coverage requirements of COBRA and the regulations thereunder;

          5.09 USE OF PROCEEDS; MARGIN REGULATIONS. No portion of the Term Loan will be used, directly or indirectly, (i) to purchase or carry margin stock as defined in Regulation U of the Federal Reserve Board or (ii) to repay or otherwise refinance Indebtedness of the Company or others incurred to purchase or carry margin stock, or (iii) to extend credit for the purpose of purchasing or carrying any margin stock. No proceeds of the Term Loan will be used to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act;

          5.10 TITLE TO PROPERTIES. Each of the Company and its Subsidiaries has good record and marketable title in fee simple to or valid leasehold interests in all its real and personal property, except for such defects in title as could not, individually or in the aggregate, have a materially adverse effect on the business, operations, property, prospects or financial condition of the Company and its Subsidiaries taken as a whole or the ability of the Company to perform its obligations under the Agreement or the Loan Documents;

          5.11 TAXES. Except as otherwise disclosed in Schedule 5.11, the Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided;

          5.12 FINANCIAL CONDITION. The consolidated financial statements of financial condition of the Company and its Subsidiaries dated December 31, 1995, and the related consolidated statements of income, earnings, stockholders' equity and changes in financial position for the fiscal year ended on that date, together with the Company's unaudited financial statements dated September 30, 1996:

          (a) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise noted therein,

          (b) are complete, accurate and a fair presentation of the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

          (c) show all material indebtedness liabilities, direct or contingent, of the Company and its Subsidiaries as of the date thereof (including, without limitation, liabilities for taxes and material commitments);

          5.13      ENVIRONMENTAL MATTERS.  Except as set forth in
Schedule 5.13, as of the Closing Date:

          (a) the operations of the Company and its Subsidiaries comply in all material respects with all applicable Hazardous Materials Laws;

          (b) to the knowledge of the Company, none of the operations of the Company nor any of its Subsidiaries is the subject of federal or state investigation evaluating whether any remedial action, involving expenditures, is needed to respond to a release of any Hazardous Materials into the environment; and

          (c) neither the Company nor any of its Subsidiaries has any material contingent liability in connection with any release of any Hazardous Materials into the environment;

          5.14      COLLATERAL AGREEMENTS.

          (a) The provisions of each of the Collateral Agreements when delivered shall be effective to create in favor of the Lender a legal, valid and enforceable security interest in all right title and interest of the Company and the Subsidiaries in the collateral described therein; and financing statements have been filed in the offices in the jurisdiction listed in the schedule to the Security Agreement and each such Security Agreement will have been filed in the U.S. Patent and Trademark Office and the U.S. Copyright Office. Such Security Agreement when delivered shall constitute a fully perfected first lien on, and security in, all right, title and interest of the Company or such Subsidiary in the collateral described therein and except for the Liens permitted under Section 8.01.

          (b) The provisions of the Pledge Agreements are effective to create, in favor of the Lender a legal, valid and enforceable Lien on or security interest in all of the Pledged Shares (as defined in the Pledge Agreements) when the same are delivered to the Lender. Each such Pledge Agreement constitutes a fully perfected first security interest in all right, title and interest of the Company, or its Subsidiaries, as the case may be, in the Pledged Shares described therein, prior and superior to all other Liens except for the Liens permitted under Section 8.01;

          5.15 INVESTMENT COMPANY. Neither the Company nor any Person controlling the Company is an "Investment Company" within the meaning of the Investment Company Act of 1940, as amended;

          5.16 FULL DISCLOSURE. All factual information heretofore or contemporaneously furnished in writing by or on behalf of the Company in writing to the Lender (including without limitation, all information contained in the Loan Documents) for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished in writing by or on behalf of the Company in writing to the Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not made incomplete by omitting to state any fact necessary to make such information not misleading at such time in light of the circumstances under which such information was provided;

          5.17 ADVERSE CHANGE. Since the date of the consolidated pro forma financial statement of Company and its Subsidiaries heretofore delivered to the Lender, there has been no material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole;

          5.18 NO BURDENSOME RESTRICTIONS. Neither the Company nor any of its Subsidiaries is a party to or bound by any Contractual Obligation or subject to any charter or corporate restriction or any Requirement of Law which is expected to materially adversely affect the business, operations, properties, assets, or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or the rights of the Lender under any Loan Document, or may materially impair the ability of the Company or its Subsidiaries to perform or observe its obligations under this Agreement;

          5.19 SOLVENCY. On and as of the Closing Date the Company and its Subsidiaries will be Solvent;

          5.20 LABOR RELATIONS. Neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice that could have a material adverse effect on the Company and its Subsidiaries. Except as previously disclosed to the Lender in writing, there is (i) no significant unfair labor practice complaint pending against the Company or any of its Subsidiaries before the National Labor Relations Board or threatened against any of them, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its Subsidiaries or threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of its Subsidiaries, and (iii) to the best knowledge of the Company, no union representation question existing with respect to the employees of the Company or any of its Subsidiaries and, to the best knowledge of the Company, no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not have a material adverse effect on the business, operations property, assets, conditions (financial or otherwise) or prospects of the Company or any of its Subsidiaries taken as a whole;

          5.21 COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, SUPPLEMENTAL TYPE CERTIFICATES ISSUED BY THE FAA AND PARTS MANUFACTURING AUTHORIZATIONS, ETC. The Company and its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, supplemental type certificates, parts manufacturing authorizations, service marks, trade names, copyrights, franchises, authorizations and other rights that are reasonably necessary for the operations of their respective businesses, without conflict with the rights of any other Person with respect thereto except those which would not be likely to materially adversely affect the business, condition or operations of the Company or any of its Subsidiaries taken as a whole. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed by the Company or any of its Subsidiaries infringes upon any rights owned by any other Person; except as set forth on Schedule 5.21, no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, would be likely to materially adversely affect the business, condition or operations of the Company or any of its Subsidiaries taken as a whole; and

          5.22 SUBSIDIARIES. As of the Closing Date, the Company has no Subsidiaries other than those listed on Schedule 5.22(a) hereto and has no equity investments in any other corporation or entity other than those listed on Schedule 5.22(b) hereto.


                                 ARTICLE VI

                            CONDITIONS PRECEDENT

          6.01 CONDITIONS OF CLOSING. The Closing Date shall not occur, and the Existing Agreement shall instead remain in full force and effect, until the Lender shall have received all of the following, in form and substance satisfactory to the Lender and its counsel:

          (a) CREDIT AGREEMENT AND NOTE. This Agreement and the Term Note payable to the order of Lender, executed and delivered by a Responsible Officer of the Company;

          (b)  BOARD RESOLUTIONS.

               (i) Certified copies of the resolutions of the Board of Directors of the Company approving and authorizing the execution, delivery and performance by the Company of this Agreement and the transactions contemplated thereby and the other Loan Documents to be delivered hereunder, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company;

               (ii) Certified copies (as of the time of delivery) of the resolutions of the Board of Directors of each Subsidiary of the Company approving the Loan Documents to which each respective entity is a party; and

               (iii) All documents evidencing other necessary and appropriate corporate action with respect thereto.

          (c) INCUMBENCY CERTIFICATES. A certificate of the Secretary or Assistant Secretary of the Company and each Subsidiary of the Company certifying the names and true signatures of the officers authorized to execute and deliver, as applicable, this Agreement, and all other Loan Documents to be delivered hereunder;

          (d) SENIOR SUBORDINATED AGREEMENT. The Senior Subordinated Agreement, duly executed and delivered by the Company, together with evidence that all conditions precedent to its effectiveness specified therein have been satisfied;

          (e) COMPANY REAFFIRMATION AGREEMENT. The Company Reaffirmation Agreement in the form of Exhibit B hereto, duly executed by the Company;

          (f) SUBSIDIARY REAFFIRMATION AGREEMENT. The Subsidiary Reaffirmation Agreement in the form of Exhibit C hereto, duly executed by each Subsidiary;

          (g) AMENDED WARRANT. The Amended Warrant, duly executed and delivered by the Company, together with evidence that all shares issuable upon exercise of the Amended Warrant have been authorized;

          (h)  PAYMENTS.  All payments due the Lender pursuant to Article
     II hereof;

          (i) LEGAL OPINION. An opinion of counsel to the Company and addressed to the Lender with respect to the enforceability of the Amended Warrant;

          (j) KC 135 CONTRACT. A copy of the current KC 135 contract and all amendments thereto;

          (k) LOCKUP AGREEMENT. A Lockup Agreement in the form of Exhibit E hereto, duly executed by Matthew Gold; and

          (l) OTHER DOCUMENTS. Such other approvals, opinions or documents as the Lender may reasonably request.


                                 ARTICLE VII

                            AFFIRMATIVE COVENANTS

          The Company hereby covenants and agrees that, so long as the Term Loan or other amount payable hereunder remains unpaid, unless the Lender waives compliance in writing:

          7.01 FINANCIAL STATEMENTS. The Company shall deliver to the Lender, in form and substance satisfactory to the Lender:

          (a)  as soon as available, but not later than one hundred twenty
     (120) days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company as at the end of such year and the related consolidated statements of income, stockholders' equity and cash flow for such fiscal year, setting forth in each case in comparative form the figures for the previous year, all in reasonable detail and accompanied by the opinion of Arthur Andersen LLP or another nationally recognized independent public accounting firm, which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years;

          (b) as soon as available, but in any event not later than ninety (90) days after the end of each fiscal year of the Company, an unaudited consolidating balance sheet of the Company and each of its Subsidiaries as at the end of such fiscal year and the related consolidating statement of income such fiscal year, all in reasonable detail certified by an appropriate Responsible Officer as having been used in connection with the preparation of the financial statements referred to in paragraph (a) of this Section;

          (c) as soon as available, but in any event not later than forty-five (45) days after the end of each calendar month, unaudited monthly and year-to-date reconciled statements of income and balance sheets of the Company and its consolidated Subsidiaries (consolidated, consolidating and by facility) as of the end of such month, all in reasonable detail and certified by the appropriate Responsible Officer of the Company as being complete and correct and fairly presenting in accordance with GAAP the financial position and results of operations of the Company and its Subsidiaries; and

          7.02 CERTIFICATES; OTHER INFORMATION. The Company shall furnish to the Lender:

          (a) concurrently with the delivery of the financial statements referred to in Section 7.01(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) not later than forty-five (45) days after the end of each fiscal quarter, a certificate of a Responsible Officer (i) stating that, to the best of such officer's knowledge, the Company, during such quarter, has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, and (ii) showing in detail the calculations supporting such statement in respect of Sections
     8.14 and 8.15;

          (c) concurrently with the delivery of the financial statements referred to in Section 7.01(c) and (d), a monthly backlog report and contract profit and loss statement for the Company and each of its Subsidiaries prepared in the ordinary course of business;

          (d)  as soon as available but in any event not later than thirty
     (30) days after the end of each fiscal year, annual projections by quarter of the budgeted financial statements of the Company and its Subsidiaries;

          (e) as soon as available but in any event not later than one hundred twenty (120) days after the end of each fiscal year, copies of all management letters issued by the Company's independent public accountants with respect to such year;

          (f) promptly after the same are sent, copies of all financial statements and reports which the Company sends to its stockholders, and promptly after the same are filed, copies of all financial statements and regular, periodical or special reports which the Company may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority regulating securities; and

          (g) concurrently with the delivery of the financial statements referred to in Section 7.01(c) above, a certificate of a Responsible Officer of the Company certifying that the Company and its Subsidiaries have paid each and every installment of rent due under each and every facility lease;

          (h) as soon as available, copies of all leases of real property in Birmingham and Dothan entered into between the Company and any lessor and copies of all projections of rent due for the current lease year that have been provided to any lessor;

          (i) not later than thirty (30) days after being delivered to the relevant authority, copies of all audit letters from the Company's independent auditors with respect to the fairness of the Company's schedule of gross sales which is the basis for its rental payment calculations;

          (j) ten days' prior notice of any lease payment that the Company is unable to make;

          (k) no later than the last day of each month (and more frequently at the request of the Lender), in a form satisfactory to the Lender, a cash flow summary, a payables aging report and an aged summary of held checks, in each case with respect to the prior week;

          (l) no later than the last day of each month, a cash flow forecast in the form previously provided to the Lender for the succeeding two months which, in the event Lender so requests, will have been reviewed by a public accounting firm reasonably satisfactory to the Lender;

          (m) as soon as available, a copy of any offering memorandum, term sheet, prospectus or similar document used, or intended to be used, by the Company to arrange for debt or equity financing of any kind; and

          (n) promptly, such additional financial and other information as the Lender may from time to time reasonably request.

          7.03 PRESERVATION OF CORPORATE EXISTENCE. The Company shall and shall cause each of its Subsidiaries to:

          (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of the state of incorporation except as permitted by Section 8.03;

          (b) preserve and maintain in full force and effect all rights, privileges, qualifications, licenses and franchises necessary or desirable in the normal conduct of its business, except those the non-preservation of which has no reasonable likelihood of having a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Company and its respective Subsidiaries taken as a whole and except for transactions permitted by Section 8.03 and sales of assets permitted by Section 8.02.

          (c) use its reasonable efforts, in the ordinary course and consistent with past practice to preserve its business organization and preserve the goodwill and business of the customers, suppliers and others having business relations with it except those the non-preservation of which has no reasonable likelihood of having a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole; and

          (d) preserve all of its registered patents, trademarks, trade names and service marks except those the non-preservation of which has no reasonable likelihood of having a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

          7.04 MAINTENANCE OF PROPERTY. The Company shall maintain and preserve, and shall cause each of its Subsidiaries to maintain and preserve, all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted, and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so would not, in the aggregate, have a material adverse effect on the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole.

          7.05 INSURANCE. The Company shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons including, without limitation, workers' compensation insurance, public liability and property and casualty insurance. The Company shall maintain, and shall cause each Subsidiary to maintain, flood insurance on any of its improved real estate, if the law so requires. All such sources of insurance (except workers compensation) shall name the Lender as loss payee and an additional insured for the benefit of the Lender.

          7.06 PAYMENT OF OBLIGATIONS. The Company shall, and shall cause its Subsidiaries to, pay and discharge as the same shall become due and payable, all of their respective obligations and liabilities including, without limitation:

          (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

          (b) all lawful claims which, if unpaid, might by law become a Lien upon its property; and

          (c) all Indebtedness as and when due and payable but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

          7.07 COMPLIANCE WITH LAWS. The Company shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business, except such:

          (a) as may be contested in good faith or as to which a bona fide dispute may exist, and

          (b) as to which such failure to comply would not have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

          7.08 INSPECTION OF PROPERTY AND BOOKS AND RECORDS. The Company will maintain, and will cause each Subsidiary to maintain, proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and the assets and business of the Company and such Subsidiaries. The Company will permit, and will cause each Subsidiary to permit, representatives of the Lender to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, employees and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company, provided, however, during the continuation of an Event of Default the Lender may visit and inspect at the expense of the Company such properties at any time during business hours and without advance notice.

          7.09      HAZARDOUS MATERIALS.

          (a) The Company will, and will cause each Subsidiary to, conduct its operations and keep and maintain its property in material compliance with all Hazardous Materials Laws.

          (b) The Company will conduct, and cause to be conducted, the ongoing operations of the Company and its Subsidiaries in a manner that will not give rise to the imposition of liability, or require expenditures, under or in connection with any Hazardous Materials Law, except for any liabilities or expenditures which, in the aggregate, would not have a reasonable likelihood of having a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

          7.10 NOTICES. The Company shall promptly give notice to the Lender:

          (a) of the occurrence of any Default or Event of Default, accompanied by a certificate specifying the nature of such Default or Event of Default, the period of existence thereof and the action that the Company has taken or proposes to take with respect thereto;

          (b) of any (i) default or event of default under any material Contractual Obligation of the Company or any of its Subsidiaries; or
     (ii) dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority;

          (c) of the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary (i) in which the amount of damages claimed is One Million dollars ($1,000,000) (or its equivalent in another currency or currencies) or more, (ii) in which injunctive or similar relief is sought and which, if adversely determined, could have a material adverse effect on the business, operations or financial or other condition of the Company and its Subsidiaries taken as a whole or the ability of the Company or any Subsidiary to perform its obligations under the Agreement or the Loan Documents; or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any Loan Document or the operations of the Company or its Subsidiaries;

          (d) upon, but in no event later than ten (10) days after, becoming aware of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Company or any Subsidiary or any of their properties pursuant to any applicable Hazardous Materials Laws, (ii) all claims made or threatened by any third party against the Company or any Subsidiary with respect to or because of its or their property relating to damage, responsibility, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials (the matters set forth in clauses (i) and (ii) above are hereinafter referred to as "Hazardous Materials Claims"), and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of the Company or any Subsidiary that could reasonably be anticipated to cause such property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Hazardous Material Laws;

          (e) of any other litigation or proceeding affecting the Company or any of its Subsidiaries which the Company would be required to report to the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, within four days after reporting the same to the Securities and Exchange Commission;

          (f) any ERISA Event affecting the Company or any member of its Controlled Group (but in no event more than ten (10) days after such ERISA Event) together with (i) a certificate of the Company setting forth the details of such ERISA Event and the action which the Company or such member proposes to take with respect thereto; (ii) a copy of any notice with respect to such ERISA Event that may be required to be filed with the PBGC; or (iii) any notice delivered by the PBGC to the Company or any member of its Controlled Group with respect to such ERISA Event; and

          (g) promptly following receipt by the Company of notice from any holder of a Subordinated Note, a copy of such notice.

          Each notice pursuant to this Section shall be accompanied by a statement by a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

          7.11 SOLVENCY. The Company and its Subsidiaries will continue to be Solvent on a consolidated basis.

          7.12 ACCOUNTING CHANGES. The Company shall not permit, and shall not permit any of its Subsidiaries to, make any significant change in accounting treatment and reporting practices from those used in the preparation of their respective December 31, 1996 financial statements, or change their fiscal year end from December 31, except as required by GAAP.

          7.13 FURTHER ASSURANCES. The Company and each of its Subsidiaries shall, upon the Lender's written request, make, execute, acknowledge, deliver, file and record all such instruments, including, without limitation, financing statements, and security agreements, mortgages and deeds of trust, and take all such action, including using its best efforts to obtain any necessary consents to a transfer or assignment of any interest or right in any of the Collateral, as the Lender may deem necessary or advisable for creating and perfecting a security interest in and lien upon any of the Collateral.

          7.14 COMPLIANCE WITH ASSIGNMENT OF CLAIMS ACT. If at any time the Company's ratio of (a) Cash Flow to (b) Consolidated Net Interest Expense plus principal payments required hereunder plus all payments in cash, if any, made and permitted to be made pursuant to 8.11 as of the twelve (12) month period ending on such date, is less than 1.0 to 1.0, then the Company and each of its Subsidiaries shall, upon the Lender's written request, promptly comply with all requirements of the Assignment of Claims Act, 31 USC Sections 3727 and 41 USC Sections 15 to perfect the Lender's security interest in receivables arising under each contract for goods or services in excess of Five Hundred Thousand dollars ($500,000) that are subject to the Assignment of Claims Act.


                                ARTICLE VIII

                             NEGATIVE COVENANTS

          The Company hereby covenants and agrees that, so long as the Term Loan or other amount payable hereunder remains unpaid, unless the Lender waives compliance in writing:

          8.01 LIMITATION ON LIENS. The Company shall not, directly or indirectly, nor shall it permit any of its Subsidiaries to, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or offer or agree to do so except for:

          (a) any Lien existing on the property of the Company or its Subsidiaries on the Closing Date and set forth in Schedule 8.01 securing Indebtedness outstanding on such date;

          (b)  any Lien created under any Loan Document;

          (c) Liens for taxes, assessments or other governmental charges which are not delinquent or remain payable without penalty, or which are being contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof and for which adequate reserves or other appropriate provision has been made;

          (d) carriers' warehousemen's, mechanics' landlords' materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings;

          (e) pledges or deposits in connection with workmen's compensation, unemployment insurance and other social security legislation;

          (f) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business which do not in the aggregate materially detract from the value of the encumbered asset or materially impair the use thereof in the operation of the business of the Company or any Subsidiary thereof;

          (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

          (h) Liens on assets of Persons which become Subsidiaries after the date of this Agreement provided, however, that such Liens existed at the time such Persons became Subsidiaries and were not created in anticipation thereof and the aggregate amount of all Indebtedness secured by such Liens shall not exceed One Million dollars ($1,000,000);

          (i) Liens on any asset securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset; provided that any such Lien attaches to such asset concurrently with or within ninety (90) days after the acquisition thereof and the aggregate Indebtedness secured by all such Liens does not at the time exceed five percent (5%) of the assets of the Company and its Subsidiaries as shown on the balance sheet of the Company and its Subsidiaries for the most recent month for which such information is available;

          (j) Liens on any asset securing Indebtedness permitted to be incurred pursuant to Section 8.10(c);

          (k) Liens upon specific items of inventory or other goods and proceeds, securing obligations in respect of bankers' acceptances issued or created to facilitate the purchase, shipment or storage of such inventory or other goods;

          (l) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (m)  Judgment Liens not giving rise to an Event of Default;

          (n) Liens securing reimbursement obligations with respect to letters of credit opened in the ordinary course of business;

          (o) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or one of its Subsidiaries relating to such property or assets; and

          (p) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business in accordance with past practices.

          8.02 DISPOSITION OF ASSETS. The Company shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) all or a substantial part of its assets, business or property (including without limitation, accounts and notes receivable (with or without recourse)) or enter into any agreement to do any of the foregoing except:

          (a) dispositions of inventory, or used, worn-out or surplus property, all in the ordinary course of business;

          (b) the sale of equipment to the extent that such equipment is traded in for credit against the purchase price of similar replacement equipment or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment; and

          (c) dispositions not otherwise permitted hereunder which are made for fair market value and the Net Proceeds of which are applied as provided in Section 2.04 provided, that (i) at the time of any disposition, no Event of Default shall have occurred and be continuing or shall result from such disposition; (ii) the aggregate sales price from such disposition shall be paid in cash; and (iii) aggregate dispositions in any twelve (12) month period shall not exceed fifteen percent (15%) of the Company's total assets.

          8.03 CONSOLIDATIONS AND MERGERS. The Company shall not, and shall not permit any of its Subsidiaries to, merge, consolidate or combine directly or indirectly with or into any Person except (a) any Subsidiary of the Company may merge, consolidate or combine with or into, or transfer assets to the Company or any wholly-owned Subsidiary of the Company and in the case of any such merger to which the Company is a party, the Company is the surviving corporation and (b) the Company may merge, consolidate or combine with another entity if (i) the Company is the corporation surviving the merger or the corporation into which the Company shall be merged or formed by any such consolidation shall assume the Company's obligations hereunder in an agreement or instrument satisfactory in form and substance to the Lender, and (ii) if immediately after giving effect thereto, no Default or Event of Default would exist.

          8.04      ACQUISITIONS AND INVESTMENTS.

          (a) The Company shall not purchase or acquire, or permit any of its Subsidiaries to purchase or acquire, or make any commitment therefor, any capital stock, equity interest or other security interest of, or make or permit any subsidiary to make any capital contribution to any Person (including, without limitation, any Subsidiary) if any term, condition or covenant of this Agreement would be breached thereby;

          (b) The Company shall not directly or indirectly, and shall not permit its Subsidiaries to, make any advance, loan, extension of credit to, or assume any obligations of, any Person including, without limitation, any Affiliates of the Company, except for investments in Cash Equivalents and wholly-owned Subsidiaries;

provided, that, the Company may, with the consent of the Lender, make an equity investment in or an advance not in excess of the amount of dividends permitted under Section 8.11 to a fifty percent owned
Subsidiary.

          8.05 LIMITATION ON INDEBTEDNESS. The Company shall not, and shall not permit its Subsidiaries to, create, incur, assume, guaranty, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

          (a)  Indebtedness incurred pursuant to this Agreement;

          (b)  the Subordinated Note;

          (c)  Indebtedness existing on the Closing Date and set forth in
     Schedule 8.05;

          (d)  Indebtedness secured by Liens permitted by Section 8.01(h),
     (i) and (j);

          (e) Indebtedness incurred in connection with leases permitted pursuant to Section 8.10;

          (f) Indebtedness represented by Interest Rate Contracts or Contingent Obligations permitted by Section 8.07; and

          (g) after the principal of the Term Loan and the Subordinated Note have been reduced by an aggregate amount of $5,000,000 after the Closing Date, additional Indebtedness not exceeding $10,000,000 which may be designated senior to the Subordinated Note, on terms satisfactory to the Lender.

          8.06 TRANSACTIONS WITH AFFILIATES. The Company shall not and shall not permit any of its Subsidiaries to enter into any transaction with any Affiliate of the Company or of any such Subsidiary except as contemplated by this Agreement or in the ordinary course of business and pursuant to the reasonable requirements of the business of the Company or such Subsidiary and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary.

          8.07 CONTINGENT OBLIGATIONS. The Company shall not, nor shall it permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

          (a) endorsements for collection or deposit in the ordinary course of business;

          (b) Contingent Obligations with respect to Indebtedness permitted under Section 8.05;

          (c)  Interest Rate Contracts;

          (d) Contingent Obligations of the Company and its Subsidiaries existing as of the Closing Date and listed in Schedule 8.07;

          (e)  Contingent Obligations in favor of the Lender;

          (f) Reimbursement obligations under letters of credit issued in the ordinary course of business;

          (g) Reimbursement obligations due bonding companies incurred in the ordinary course of business;

          (h) Penalty and indemnification provisions in contracts entered into in connection with the offer or sale of securities of the Company or otherwise in the ordinary course of business; and

          (i) Penalty and indemnification provisions contained in the Loan Documents.

          8.08 COMPLIANCE WITH ERISA. The Company shall not directly or indirectly and will not permit any ERISA Affiliate to directly or indirectly (i) terminate any Plan subject to Title IV of ERISA so as to result in any material (in the opinion of the Lender) liability to the Company or any ERISA Affiliate, (ii) permit to exist any ERISA Event or any other event or condition, which presents the risk of a material (in the opinion of the Lender) liability of the Company or any ERISA Affiliate, or (iii) make a complete or partial withdrawal (within the meaning of ERISA Section 4201 from any Multiemployer Plan so as to result in any material in the opinion of the Lender) liability to the Company or any ERISA Affiliate, (iv) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder except in the ordinary course of business consistent with past practice which could result in any material (in the opinion of the Lender) liability to the Company or any ERISA Affiliate, or (v) permit the present value of all nonforfeitable accrued benefits under each Plan (using actuarial assumptions reasonably acceptable to the Company's actuaries and auditors and the Lender) to materially exceed the fair market value of Plan assets allocable to such benefits, all determined as of the most recent valuation date for each such Plan.

          8.09 USE OF PROCEEDS. No portion of the proceeds of the Term Loan will be used, directly or indirectly, (i) to purchase or carry margin stock as defined in Regulation U of the Federal Reserve Board or
(ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry margin stock, or (iii) to extend credit for the purpose of purchasing or carrying any margin stock.

          8.10 LEASE OBLIGATIONS. The Company shall not, nor shall it permit any Subsidiary to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease except for:

          (a) leases of the Company and its Subsidiaries in existence on the Closing Date and any renewal, extension or refinancing thereof and listed in Schedule 8.10;

          (b) after the Closing Date, any operating leases entered into by the Company or any of its Subsidiaries in the ordinary course of business;

          (c)  after the Closing Date, subject to the provisions of
     Section 8.01(j), any financing or capital lease entered into by the Company or any of its Subsidiaries provided, that:

               (i) immediately prior to giving effect to such lease, the property or asset subject to such lease was sold by the Company or any such Subsidiary to the lessor under such lease for at least its fair market value;

               (ii) the Net Proceeds of such sale are applied simultaneously to reduce the Term Loan as provided in Section 2.04; and

               (iii) no Default or Event of Default would occur as a result of such sale and subsequent lease.

          (d) after the Closing Date, capital leases other than those permitted under clauses (a), (b) and (c) of this Section 8.10 entered into by the Company or any of its Subsidiaries to finance the acquisition of equipment provided, that the aggregate annual rental payments for all such capital leases shall not exceed $2,500,000.

          8.11 RESTRICTED PAYMENTS. The Company shall not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of capital stock of the Company or purchase, redeem or otherwise acquire for value (or permit any of its Subsidiaries to do so) any shares of capital stock of the Company or any warrants, rights or options to acquire such shares, now or hereafter outstanding except the Company may, subject to Section 8.14 below, (i) declare and make dividend payments or other distributions payable solely in its common stock, and (ii) purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common or preferred stock; provided, however, that the Subsidiaries may make dividend payments to the Company or any wholly-owned Subsidiary of the Company and the Company may repurchase or redeem the Amended Warrant or issue new Indebtedness in exchange therefor.

          8.12      SUBORDINATED DEBT.  The Company shall not:

          (a) make any voluntary or optional payment or prepayment on any Indebtedness subordinated hereto now or hereafter outstanding or make any redemption, retirement, purchase or other acquisition, direct or indirect, of any Subordinated Debt or set aside money or securities for a sinking or similar fund for the payment of principal or a premium or interest on any such Indebtedness or set apart money for the defeasance of any Indebtedness, in each case except for the Subordinated Note;

          (b) amend, modify or change, or consent or agree to any amendment, modification or change to, any of the terms relating to any Indebtedness subordinated hereto (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date of payment of interest thereon), except as relates to the Subordinated Note.

          8.13 CAPITAL EXPENDITURES. The Company shall not make or commit to make Capital Expenditures (less any amount already included in Capital Expenditures for capitalized equipment leases as required by generally accepted accounting principles but adjusted to include the total annual capital lease rental payments through the end of any fiscal year) exceeding the amount set forth below with respect to each fiscal year:

        FISCAL YEAR ENDING              CAPITAL EXPENDITURES

         December 31, 1997               $4,000,000

          8.14 CONSOLIDATED TANGIBLE NET WORTH. The Company shall not permit its consolidated Tangible Net Worth at the end of any fiscal quarter ending after March 31, 1997 to be less than the sum of (a) its consolidated Tangible Net Worth at March 31, 1997, plus (b) 100% of the Net Proceeds of the issuance and sale of any equity securities by the Company or any Affiliate thereof after December 31, 1996, plus or minus
(c) 100% of any change in shareholders' equity accounts resulting from changes in liabilities related to the mandatory redemption provision of the Amended Warrant after December 31, 1996, but less (d):

               (i)       $750,000 as of June 30, 1997; and

               (ii) as of any quarter end thereafter, $750,000 plus 50% of all net income (calculated quarterly, on a cumulative basis, without allowance for net losses) earned in all quarters ending after June 30, 1997.

          8.15 FIXED CHARGE COVERAGE RATIO. The Company shall not permit its ratio of EBITDA to the sum of the current portion of long term debt ("CPLTD") plus Consolidated Net Interest Expense, as determined as of the end of each fiscal quarter, to be less than the respective ratio set forth below.

          (a) For the calculation performed as of June 30, 1997, EBITDA shall be four (4) times EBITDA for the fiscal quarter ending on such date; Consolidated Net Interest Expense shall be four (4) times Consolidated Net Interest Expense for the fiscal quarter ending on such date; and CPLTD shall be the actual CPLTD shown on the Company's June 30, 1997 balance sheet;

          (b) For the calculation performed as of September 30, 1997, EBITDA shall be two (2) times EBITDA for the two fiscal quarters ending on such date; Consolidated Net Interest Expense shall be two (2) times Consolidated Net Interest Expense for the two fiscal quarters ending on such date; and CPLTD shall be the actual CPLTD shown on the Company's September 30, 1997 balance sheet; and

          (c) For the calculation performed as of December 31, 1997, EBITDA shall be the result of multiplying the fraction four-thirds (4/3) times EBITDA for the three fiscal quarters ending on such date; Consolidated Net Interest Expense shall be the result of multiplying the fraction four-thirds (4/3) times Consolidated Net Interest Expense for the three fiscal quarters ending on such date; and CPLTD shall be the actual CPLTD shown on the Company's December 31, 1997 balance sheet.


         DATE                    RATIO

   June 30, 1997              0.17 to 1.00
   September 30, 1997         0.82 to 1.00
   each quarter end
     thereafter               0.95 to 1.00


          8.16 CHANGE IN BUSINESS. Except as permitted by Section 8.03, the Company shall not and shall not permit any of its Subsidiaries to make any changes in any of its business objectives, purposes or operations, except as otherwise permitted hereunder.

          8.17 TAX ELECTION. The Company shall not make any election under Section 338 of the Code other than a protection carryover election pursuant to the Treasury Regulations issued thereunder without the prior consent of the Lender not to be unreasonably withheld.


                                 ARTICLE IX

                              EVENTS OF DEFAULT

          9.01 EVENTS OF DEFAULT. Upon the occurrence and during the continuation of any of the following events:

          (a) NON-PAYMENT. The Company shall (i) fail to pay when due any portion of principal of the Term Loan or fail to make any mandatory prepayment hereunder when due; (ii) fail to pay any portion of interest, fee or any other amount payable hereunder or pursuant to any other Loan Document within the earlier of (A) twenty (20) days after the same shall become due in accordance with the terms hereof or (B) in the event that a principal or interest payment shall be due under the terms of the Subordinated Note within such twenty (20) day period, one (1) day prior to such payment date in respect of the Subordinated Note; or

          (b) REPRESENTATION OR WARRANTY. Any representation or warranty made or deemed by the Company or any of its Subsidiaries herein, in any Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under this Agreement, or in or under any Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (c) SPECIFIC DEFAULTS. The Company shall fail to perform or observe any term, covenant or agreement contained in Article VII or
     Article VIII other than Sections 7.01 through 7.06, 7.08, 7.09, 7.10, 7.13, 8.04 and 8.06; or

          (d) OTHER DEFAULTS. The Company or any Subsidiary shall fail to perform or observe any other term or covenant contained in this Agreement or any Loan Document, and such default shall continue unremedied for a period of thirty (30) days after the earlier of (i) the date upon which a Responsible Officer of the Company knew of such failure or (ii) the date upon which written notice thereof has been given to the Company by the Lender; or

          (e) CROSS-DEFAULT. The Company or any of its Subsidiaries shall (i) fail to make any payment in respect of any Indebtedness (including the Subordinated Note) or Contingent Obligation, in each case in excess of Two Hundred Fifty Thousand Dollars ($250,000) when due (whether by scheduled maturity, required prepayment, acceleration demand, or otherwise); or (ii) default in the observance or performance of any other condition or covenant or any other event shall occur or condition exist under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, if the effect of such event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be declared to be due and payable prior to its stated maturity or such Contingent Obligation to become payable; or

          (f) BANKRUPTCY OR INSOLVENCY. The Company or any of its Subsidiaries shall (i) become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise, (ii) voluntarily cease to conduct its business in the ordinary course substantially as it is conducted on the date hereof or on the Closing Date, (iii) commence any proceeding or file any petition seeking liquidation or reorganization or any other relief under any bankruptcy, reorganization, arrangement, insolvency, or other similar law, whether federal or state, relating to the relief of debtors, (iv) acquiesce in the appointment of a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business or effect a plan or other arrangement with its creditors, (v) admit the material allegations of a petition filed against it in any bankruptcy, reorganization, arrangement, insolvency or other proceeding, whether federal or state, relating to the relief of debtors, or (vi) take action to effectuate any of the foregoing; or

          (g) INVOLUNTARY PROCEEDINGS. Involuntary proceedings of any involuntary petition shall be commenced or filed against the Company or any Subsidiary under any bankruptcy, insolvency or similar law or seeking the dissolution, liquidation or reorganization of the Company or any Subsidiary or the appointment of a receiver, trustee, custodian or liquidator for the Company or any Subsidiary or any writ, judgment, warrant of attachment, execution or similar process, shall be issued or levied against a substantial part of the Company's or any Subsidiary's assets and any such proceedings or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy; or

          (h) ERISA. The Company or any ERISA Affiliate shall fail to pay when due an amount or amounts aggregating in excess of One Million dollars ($1,000,000) which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having an accumulated funding deficiency (as defined in ERISA) in excess of One Million dollars ($1,000,000) shall be filed under Title IV of ERISA, or the PBGC shall institute proceedings under Title IV of ERISA to terminate a Plan or Plans, having an aggregate accumulated funding deficiency in excess of One Million dollars ($1,000,000) or a proceeding shall be instituted by a fiduciary of any such Plan or Plans against any such Person to enforce Section 515 of ERISA to collect contributions in excess of One Million dollars ($1,000,000); or a condition shall exist by reason of which the PBGC would be entitled under Section 4042 of ERISA to obtain a decree adjudicating that a Plan or Plans having an aggregate accumulated funding deficiency in excess of One Million dollars ($1,000,000) must be terminated; or

          (i) MONETARY JUDGMENTS. One or more final judgments or decrees shall be entered against the Company or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of One Million dollars ($1,000,000) or more and the same shall not have been vacated, satisfied, undischarged, stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

          (j) NON-MONETARY JUDGMENTS. Any non-monetary judgment or order shall be rendered against the Company or any of its Subsidiaries which does or could be expected to (i) cause a material adverse change in the condition (financial or otherwise), operations, properties or prospects of the Company or any such Subsidiary, or
     (ii) have a material adverse effect on the rights and remedies of the Lender under any Loan Document, and either (A) enforcement proceedings shall have been commenced by any Person upon such judgment or order, or (B) there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (k) COLLATERAL. Any material provision of any Collateral Agreement shall for any reason cease to be valid and binding on or enforceable against the Company or any Subsidiary or the Company or any Subsidiary shall state in writing that it does not consider itself bound by any provision in any Collateral Agreement or shall bring an action to limit its obligations or liabilities under any Collateral Agreement; or

          (l) OWNERSHIP. Matthew Gold shall at any time cease to maintain in the aggregate a direct or indirect beneficial equity interest in the Company at least equal to thirty five percent (35%) of the capital stock entitled to vote in the election of directors; or

          (m) LOSS OF LICENSES OR FRANCHISES. The FAA or any other Governmental Authority shall revoke or fail to renew any material license or franchise of the Company or any Subsidiary, or the Company or any Subsidiary shall for any reason lose any material license, franchise, or the Company or any Subsidiary shall suffer the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to such material license, franchise or contract; or

          (n) INTEREST RATE CONTRACTS. The Company shall breach or default under any Interest Rate Contract, if the effect of such breach or default is to allow the counterparty to proceed against, or otherwise realize from, the Company or any collateral to satisfy any claim arising under such Interest Rate Contract;

then, and in any such event,

               (A) any obligation of the Lender to extend any credit or financial accommodation hereunder shall automatically terminate; and

               (B) the Lender may, at its option, declare the unpaid principal amount of all outstanding indebtedness hereunder, all interest accrued and unpaid thereon and all other amounts payable hereunder to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and/or

               (C) subject to the Collateral Agreements, the Lender may exercise all rights and remedies available to it under the Collateral Agreements or any other agreement;

provided, however, that upon the occurrence of any event specified in clause (f) or (g) above (in the case of such clause (g) upon the expiration of the sixty (60) day period mentioned therein), the obligation of the Lender to extend any credit or financial accommodation hereunder shall automatically terminate and the unpaid principal amount of all outstanding indebtedness hereunder and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Lender.

          9.02 RIGHTS NOT EXCLUSIVE. The rights provided for in this Article are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity.


                                  ARTICLE X

                                MISCELLANEOUS

          10.01 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any Loan Document and no consent with respect to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given.

          10.02 NOTICES. All notices, requests and other communications provided for hereunder shall be in writing (including facsimile transmission) and mailed, delivered or faxed to the Company and the Lender as follows:

     The Company:        Precision Standard Inc.
                         1225 17th Street, Suite 1800
                         Denver, Colorado 80202
                         Attn:  Matthew L. Gold
                         Telecopier: (303) 292-6426

     with a copy to:     Corporate Counsel
                         Precision Standard Inc.
                         1225 17th Street, Suite 1800
                         Denver, Colorado 80202

     The Lender:         Bank of America NT&SA
                         555 S. Flower Street, Suite 1100
                         Los Angeles, CA  90071
                         Attention: Credit Products #5618
                         Telecopier: (213) 228-2756

     with a copy to:     Bank of America NT&SA
                         333 Beaudry Avenue, 9th Floor
                         Los Angeles, California 90017
                         Attention: Unit #4346
                         Telecopier: (213) 345-9742

or, as to each party at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when mailed or sent by facsimile transmission and confirmed by telephone be effective three (3) Business Days after deposit in the mails, or confirmed by telephone respectively, except that notices pursuant to Article II, III or VII shall not be effective until received by the Lender.

          10.03 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          10.04     COSTS AND EXPENSES.  The Company agrees:

          (a) to pay or reimburse the Lender on demand for all its reasonable attorneys fees and out-of-pocket costs and expenses incurred in connection with the preparation, delivery, administration and execution of, and any amendment, supplement or modification to, this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Lender (and the allocated cost of staff counsel) with respect thereto;

          (b) to pay or reimburse the Lender on demand for all reasonable attorneys fees, costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, any Loan Document, and any such other documents (including all fees incurred in connection with a bankruptcy proceeding), including, without limitation, reasonable fees and out-of-pocket expenses of counsel (and the allocated cost of staff counsel) to the Lender; and

          (c) to pay or reimburse the Lender on demand for all reasonable appraisal, audit, search and filing fees, incurred or sustained by the Lender in connection with the matters referred to under subsections (a) and (b) above.

          10.05     INDEMNITY.

          (a) The Company agrees to indemnify and hold harmless the Lender and each of its officers, directors, agents and employees from and against any and all claims, damages, liabilities, costs and expenses (including, without limitation, reasonable fees, expenses and disbursements of counsel) which may be incurred by or asserted against the Lender or any such other indemnified Person in connection with or arising out of any investigation, litigation or proceeding related to this Agreement or its negotiation and the preparation of documentation in connection therewith, whether or not the Lender is a party thereto; provided, however, that the Company shall not be required to indemnify any such indemnified Person from or against any portion of such claims, damages, liabilities or expenses arising out of the gross negligence or willful misconduct of such indemnified Person.

          (b) The Company hereby agrees to indemnify, defend and hold harmless the Lender and each of its officers, directors, employees and agents, from and against any and all claims, losses, liabilities, damages and expenses (including, without limitation, reasonable attorneys' fees), which may be incurred by or asserted against the Lender or any such other indemnified Person in connection with or arising out of any investigation, litigation or proceeding, or any action taken by any Person, with respect to any environmental claim (including, without limitation, any Hazardous Materials Claim arising out of or relating to any (i) release of Hazardous Materials on, upon or into any property or (ii) damage to real or personal property or natural resources and/or harm or injury to Persons alleged to have resulted from such release of Hazardous Materials on, upon or into any property); provided, however, that the Company shall not be required to indemnify, defend or hold harmless any such indemnified Person from or against any portion of such loss, liability, damage or expense arising out of the gross negligence or willful misconduct of such indemnified Person.

          (c) The Lender agrees that in the event that any such investigation, litigation or proceeding is asserted or threatened in writing or instituted against it or any of its officers, directors, agents and employees, or any remedial, removal or response action is requested of it or any of its officers, directors, agents and employees, for which the Lender may desire indemnity or defense hereunder, the Lender shall promptly notify the Company in writing.

          (d) The Company at the request of the Lender shall have the obligation to defend against such investigation, litigation or proceeding or requested remedial, removal or response action, and the Lender, in any event, may participate in the defense thereof with legal counsel of the Company's choice. In the event that the Lender requests the Company to defend against such investigation, litigation or proceeding or requested remedial, removal or response action, the Company shall promptly do so and the Lender shall have the right to have legal counsel of its choice participate in such defense. No action taken by legal counsel chosen by the Lender in defending against any such investigation, litigation or proceeding or requested remedial, removal or response action shall vitiate or in any way impair the Company's obligation and duty hereunder to indemnify and hold harmless the Lender.

          10.06 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender.

          10.07 CONFIDENTIALITY. The Lender agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all non-public information provided to it by the Company or any Subsidiary of the Company in connection with this Agreement or any Collateral Document. The Lender may disclose such information (i) at the request of any bank regulatory authority or in connection with an examination of the Lender by any such authority; (ii) pursuant to subpoena or other court process; (iii) when required to do so in accordance with the provisions of any, applicable law; (iv) at the express direction of any other agency of any State of the United States of America or of any other jurisdiction in which the Lender conducts its business; and (v) to the Lender's independent auditors and other professional advisors. Notwithstanding the foregoing, the Company authorizes the Lender to disclose to any participant or assignee (each, a "Transferee") and any prospective Transferee such financial and other information in the Lender's possession concerning the Company or its Subsidiaries which has been delivered to the Lender pursuant to this Agreement or which has been delivered to the Lender by the Company in connection with the Lender's credit evaluation of the Company prior to entering into this Agreement; provided that such Transferee agrees in writing to keep such information confidential to the same extent required of the Lender hereunder.

          10.08 SET-OFF. In addition to any rights and remedies of the Lender provided by law, upon the occurrence and during the continuance of any Event of Default, the Lender is hereby authorized at any time and from time to time, without prior notice to the Company, any such notice being expressly waived by the Company to the fullest extent permitted by applicable law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other indebtedness at any time owing by the Lender to or for the credit or the account of the Company, against any and all obligations of the Company now or hereafter existing under this Agreement or any Loan Document irrespective of whether or not the Lender shall have made demand under this Agreement or any Loan Document and although such obligations may be unmatured. The Lender agrees promptly to notify the Company after any such set-off and application made by the Lender; provided; however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section are in addition to the other rights and remedies (including without limitation, other rights of set-off) which the Lender may have.

          10.09 COUNTERPARTS; EFFECTIVE DATE. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

          10.10 SEVERABILITY. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

          10.11 GOVERNING LAW. This Agreement and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of California.



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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                   PRECISION STANDARD INC.


                                   By:/s/Matthew L. Gold
                                   Title:  President


                                   BANK OF AMERICA NATIONAL TRUST
                                   AND SAVINGS ASSOCIATION,
                                   as Lender

                                   By:/s/Carolyn Simmons
                                   Title: Vice President
                                   555 S. Flower Street, Suite 1100
                                   Los Angeles, CA 90071


EXHIBITS

A. Amended Warrant

B. Company Reaffirmation Agreement

C. Subsidiary Reaffirmation Agreement

D. Term Note

E. Lockup Agreement



SCHEDULES

5.06  Litigation

5.08  ERISA Compliance

5.11  Tax Matters

5.13  Environmental Matters

5.18  Burdensome Restrictions

5.21  Intellectual Property Matters

5.22(a)  Subsidiaries

5.22(b)  Equity Investments

8.01  Existing Liens

8.05  Existing Indebtedness

8.07  Contingent Obligations

8.10  Lease Obligations












                                  EXHIBIT A


                        AMENDED AND RESTATED WARRANT

                         [Filed as separate exhibit]


                                  EXHIBIT B

                       COMPANY REAFFIRMATION AGREEMENT
                             (Senior Term Loan)


     The undersigned Precision Standard Inc. (the "Company") hereby agrees and confirms that:

     1. The Company Stock Pledge Agreement dated as of September 9, 1988 previously executed and delivered by the Company in favor of Bank of America NT&SA (the "Bank") as Agent remains in full force and effect provided, that:

          (a) any reference therein to the Credit Agreement shall be deemed a reference to the Second Amended and Restated Credit Agreement between the Company and Bank of America NT&SA as Lender dated as of December 31, 1996 (the "Revised Agreement"); and

          (b) any reference therein to the Bank as Agent shall be deemed a reference to the Bank as Lender under the Revised Agreement; and

     2. The Company Security Agreement dated as of September 9, 1988 previously executed and delivered by the Company in favor of the Bank as Agent remains in full force and effect provided, that:

          (a) any reference therein to the Credit Agreement shall be deemed a reference to the Second Amended and Restated Credit Agreement between the Company and Bank of America NT&SA as Lender dated as of December 31, 1996 (the "Revised Agreement"); and

          (b) any reference therein to the Bank as Agent shall be deemed a reference to the Bank as Lender under the Revised Agreement.


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     In Witness Whereof, this Company Reaffirmation Agreement
is executed and delivered as of December 31, 1996.


                                   PRECISION STANDARD, INC.


                                   By:----------------------------------
                                      Title:  President


                                  EXHIBIT C


                     SUBSIDIARY REAFFIRMATION AGREEMENT
                             (Senior Term Loan)


     Each of the undersigned (each a "Subsidiary") hereby agrees and confirms that:

     1. The Subsidiary Stock Pledge Agreement dated as of September 9, 1988 previously executed and delivered by Hayes Holding I Inc., Hayes Holding II Inc. and Pemco Aeroplex Corporation (formerly known as Hayes International Corporation) ("Pemco") in favor of Bank of America NT&SA (the Bank") as Agent remains in full force and effect provided, that:

          (a) any reference therein to the Credit Agreement shall be deemed a reference to the Second Amended and Restated Credit
     Agreement between the Company and the Bank as Lender dated as of December 31, 1996 (the "Revised Agreement"); and

          (b) any reference therein to the Bank as Agent shall be deemed a reference to the Bank as Lender under the Revised Agreement;

     2. The Subsidiary Security Agreement dated as of September 9, 1988 previously executed and delivered by Pemco, Space Vector Corporation and Air International Corporation in favor of the Bank as Agent remains in full force and effect provided, that:

          (a) any reference therein to the Credit Agreement shall be deemed a reference to the Second Amended and Restated Credit
     Agreement between the Company and the Bank as Lender dated as of December 31, 1996 (the "Revised Agreement"); and

          (b) any reference therein to the Bank as Agent shall be deemed a reference to the Bank as Lender under the Revised Agreement;

     3. The Subsidiary Guaranty dated as of September 9, 1988 previously executed and delivered by Hayes Holdings I Inc., Hayes Holding II Inc., Space Vector Corporation and Air International Corporation in favor of the Bank as Agent remains in full force and effect provided, that:

          (a) any reference therein to the Credit Agreement shall be deemed a reference to the Second Amended and Restated Credit Agreement between the Company and Bank of America NT&SA as Lender dated as of December 31, 1996 (the "Revised Agreement"); and

          (b) any reference therein to the Bank as Agent shall be deemed a reference to the Bank as Lender under the Revised Agreement; and

     4. The Hayes Guaranty dated as of September 9, 1988 previously executed and delivered by Pemco in favor of the Bank as Agent remains in full force and effect provided, that:

          (a) any reference therein to the Credit Agreement shall be deemed a reference to the Second Amended and Restated Credit Agreement between the Company and Bank of America NT&SA as Lender dated as of December 31, 1996 (the "Revised Agreement"); and

          (b) any reference therein to the Bank as Agent shall be deemed a reference to the Bank as Lender under the Revised Agreement.





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     In Witness Whereof, this Subsidiary Reaffirmation
Agreement is executed and delivered as of December 31, 1996.


                                   PRECISION STANDARD, INC.

                                   By:----------------------------------
                                   Title:  President


                                   PEMCO AEROPLEX, INC.

                                   By:----------------------------------
                                   Title:  Chairman of the Board


                                   HAYES HOLDINGS I INC.


                                   By:----------------------------------
                                   Title:  President


                                   HAYES HOLDINGS II INC.

                                   By:----------------------------------
                                   Title:  President


                                   SPACE VECTOR CORPORATION


                                   By:----------------------------------
                                   Title:  Chairman of the Board


                                   AIR INTERNATIONAL INCORPORATED

                                   By:----------------------------------
                                   Title:  President


                                   PEMCO CAPITAL CORPORATION


                                   By:----------------------------------
                                   Title:  President

                                   PEMCO NACELLE SERVICES, INC.


                                   By:----------------------------------
                                   Title:  President


                                   PEMCO WORLD AIR SERVICES, INC.


                                   By:----------------------------------
                                   Title:  President


                                   PEMCO AIR SERVICES SYSTEM, INC.


                                   By:----------------------------------
                                   Title:  President


                                   PRECISION STANDARD CORP.


                                   By:----------------------------------
                                   Title:  President



                                  EXHIBIT D

                                  TERM NOTE


US$5,007,799                                       Dated: December 31, 1996


          FOR VALUE RECEIVED, the undersigned, PRECISION STANDARD INC., a Colorado corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of BANK OF AMERICA NT&SA (the "Lender") the aggregate unpaid principal amount of the Term Loan (as defined in the Credit Agreement referred to below), at such times, and in such amounts, as are specified in the Credit Agreement.

          The Borrower promises to pay interest on the unpaid principal amount of the Term Loan from December 31, 1996 until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

          Both principal and interest are payable in lawful money of the United States of America to the Lender, at 1850 Gateway Boulevard, Fourth Floor, Concord, California 94520, in immediately available funds. All payments made on account of principal thereof shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note; provided, however, that the failure to so record or so endorse the grid attached hereto shall not affect the validity of such Term Loan or such payments.

          This Note is the Note referred to in, and is entitled to the benefits of, the Second Amended and Restated Credit Agreement dated as of December 31, 1996 (the "Credit Agreement") between the Borrower and the Lender. The Credit Agreement provides, among other things, (i) for the payment of costs and attorneys fees incurred in the enforcement hereof, and (ii) for acceleration of the maturity hereof upon the happening of certain stated events and also for required prepayments hereof prior to the maturity hereof upon the terms and conditions therein specified.





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          This Note shall be governed by and construed in accordance with the laws of the State of California.


                                   PRECISION STANDARD, INC.


                                   By:----------------------------------
                                   Title:  President



                       LOAN AND PAYMENTS OF PRINCIPAL


                     Amount of
                  Principal Paid         Unpaid Principal        Notation
Date                or Prepaid                Balance             Made By
----              --------------         ----------------       ----------
-



                                  EXHIBIT E

                              LOCKUP AGREEMENT

     Each of the undersigned is an executive officer of Precision Standard Inc., a Colorado corporation (the "Company"). The Company has issued an Amended and Restated Warrant as of December 31, 1996 (the "Warrant") to Bank of America NT&SA (the "Bank"). The terms of the Warrant require the Company to redeem the Warrant in installments, each due on an Installment Date. The prices at which the Warrant must be redeemed are determined by reference to the market price of the common stock of the Company during specified time periods. The undersigned is an owner of common stock of the Company. Any capitalized term used herein and not otherwise defined herein shall have the meaning given such term in the Warrant.

     In order to induce the Bank to accept the Warrant and in the context of the foregoing recitals, the undersigned hereby agrees as follows:

     1. The undersigned agrees that he will not sell, and will not authorize the sale of, any Common Stock of the Company, or any warrant or option to acquire Common Stock of the Company, or any security convertible into the Common Stock of the Company, or permit any Affiliate (as hereinafter defined) to do any of the foregoing, during any of the periods beginning thirty-five (35) Trading Days prior to each Installment Date and ending on each respective Installment Date provided, that any such transactions not exceeding 1,000 shares of Common Stock (or the equivalent number of warrants, options or convertible securities) in the aggregate on each Trading Day shall be excluded from this prohibition.

     2. The undersigned acknowledges that it would be difficult to conclusively establish that any change in the market price of the common stock of the Company was due, in whole or in part, to sales of such stock by the undersigned or his Affiliates in violation of this Agreement. The undersigned therefore agrees that any drop in the market price of the Company's common stock on any day that a transaction in violation of this Agreement occurs, and during the five Trading Days immediately following such day, shall be conclusively presumed to be caused by the violation. Any such differential would then be multiplied by the number of Trading Days remaining in the period for the calculation of the Warrant's redemption price and the number of shares to be redeemed to establish the amount of actual damages resulting from the violation. This provision is intended as a reasonable liquidated damages clause and not as a penalty.

     The undersigned understands that, pursuant to the Warrant, the Company is agreeing to hold the undersigned harmless from liability pursuant to this Section 2. The undersigned shallhave liability to the Bank pursuant to this Section 2 only in the event that a demand made by the Bank on the Company for damages accrued pursuant to this Section 2 remains unsatisfied in whole or in part more than ninety (90) days after the date of such demand.

     3.   As used herein, the term "Affiliate" shall mean:

          (a)  all relatives of the undersigned, by blood or marriage;

          (b) any trust or estate in which any of the undersigned or any person described in clause (a) above has (on an aggregate basis) at least a 10% beneficial interest or which any of the undersigned or any person described in clause (a) above serves as trustee or executor or any similar function; and

          (c) any corporation, partnership or other business entity in which the undersigned or any person or entity described in clauses
     (a) or (b) above has (on an aggregate basis) at least a 10% beneficial interest or serves as an executive officer or director.

     4. The Bank is authorized, but not required, to deliver stop transfer instructions to the Company's transfer agent with respect to any shares affected hereby.

     5. In any litigation with respect to this Agreement the prevailing party shall be entitled to recover its costs and reasonable attorneys fees.



             **  REMAINDER OF PAGE INTENTIONALLY LEFT BLANK  **


                              PRECISION STANDARD, INC.



                              By:----------------------------------------
                                  Title:  President


                              BANK OF AMERICA NATIONAL TRUST
                              AND SAVINGS ASSOCIATION


                              By:----------------------------------------
                                 Title:----------------------------------

                              555 S. Flower Street, Suite 1100
                              Los Angeles, California  90071